UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 7, 2008

BEST ENERGY SERVICES, INC.
(Exact name of registrant specified in its charter)
Nevada	333-142350	02-0789714
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1010 Lamar Street, 12th Floor, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)
Registrant¡¦s telephone, including area code:	(713) 933-2600

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

See description of stock and warrants issued to Mr. Daniels described in Item 5.02 below.

tem 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On April 1, 2008, Best Energy appointed Charles ¡§Chuck¡¨ Daniels as Chief Operating Officer. Reporting directly to Best Energy¡¦s Chief Executive Officer, Larry Hargrave, Mr. Daniels is charged with overseeing the Company¡¦s day-to-day operational activities, employee and customer relations and execution of tactical business development programs and corporate growth initiatives.

Prior to joining the executive leadership team at Best Energy, Mr. Daniels served as Contracts Manager for Patterson UTI Energy, Inc., one of the nation¡¦s largest contract drilling services companies with approximately 350 marketable land-based drilling rigs in operation.  During his seven year tenure at Patterson UTI (and two years with UTI prior to its merger with Patterson in 2001), Daniels focused primarily on optimizing contracting services, increasing service levels across all drilling operations and managing key customer and supplier relationships.  As Sales and Operations Manager at Knight Oil Tools, the largest privately held rental tool company in the oil and gas industry, he managed all operational activities relating to the sales and rental of tools, equipment and services for customers engaged in drilling, completion and well control in Texas and South America. Prior industry experience also included management roles with McCrimmon Drilling Company; Drilling Tools, Inc.; J3 Drilling Company; and Mid-Continent Supply Company, where he first began his career.

Mr. Daniels¡¦ initial annual salary was set at $175,000.  Because of the requirements of his position, the Company will supply him with a vehicle.  As an inducement to join the Company, on February 22, 2008, he had been awarded 150,000 unregistered common shares of the Company and 150,000 five-year warrants to purchase Best¡¦s common stock at an exercise price of $0.50.  The warrants will vest on December 31, 2008.

Item 7.01	Regulation FD Disclosure.

On April 3, 2008 Best Energy issued a press release announcing the appointment of Charles Daniels as Chief Operating Officer.

A copy of this press release has been furnished as Exhibits 99.1 to this Current Report on Form 8-K.  Pursuant to the rules and regulations of the Securities and Exchange Commission, these exhibits and the information set forth therein are deemed to have been furnished and shall not be deemed to be ¡§filed¡¨ under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

10.1	Employment Agreement dated April 1, 2008 by and between Best Energy Services, Inc. and Charles Daniels

99.1	Press Release dated April 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST ENERGY SERVICES, INC

Date:	April 7, 2008	By:	/s/ JAMES CARROLL
Name: James Carroll Title: Chief Financial Officer